                                                                    EXHIBIT 10.6

                            STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is entered into as of January 17, 1997 by and between Litigation Resources of America, Inc., a Texas corporation (the "Buyer"), and Michael Klein, an individual (the "Seller"); Seller is the sole shareholder of Klein, Bury and Associates, Inc., a Florida corporation (the "Company").

     This Agreement contemplates a transaction in which the Buyer will purchase from the Seller and the Seller will sell to the Buyer all of the outstanding capital stock of the Company in return for cash and the other consideration set forth in (S) 2(b) below.

     The transactions as contemplated by this Agreement are part of a common plan intended to constitute a reorganization of the Company under Internal Revenue Code Section 351 pursuant to which (1) all of the Company Shares will be transferred to the Buyer; and (2) all of the outstanding common stock of Looney will be transferred to Buyer; for and in consideration of the issuance of stock of the Buyer to the Seller, Pecks, as hereinafter defined, and the owner of Looney, as hereinafter defined.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  CERTAIN DEFINITIONS.

     "Accounts Payable Report" means a report as of a given time period containing a summary of the outstanding accounts payable of Company which report shall reflect such accounts payable on an aged basis and shall set forth the amounts due and owing by Company to each of its suppliers, creditors or court reporters.

     "Accounts Receivable" means all amounts due and owing to Company by each of its customers.

     "Accounts Receivable Report" means a report as of a given time period containing a summary of the outstanding accounts receivable of Company, which report shall reflect such accounts receivable and shall set forth the amounts due and owing to Company by each of its customers.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Actual Knowledge" means actual knowledge after reasonable investigation.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Balance Sheet Report" means the cash basis balance sheet of the Company as of a given date showing the assets, liabilities and equity of the Company prepared by the Company on a consistent basis as with prior time periods.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or is reasonably likely to form the basis for any specified consequences.

     "Buyer" shall mean Litigation Resources of America, Inc., a Texas corporation.

     "Buyer's Accountants" shall mean the independent certified public accounting firm of Arthur Andersen & Co. of Houston, Texas.

     "Buyer's Disclosure Schedule" has the meaning set forth in (S) 4B below.

     "Buyer Financial Statements" has the meaning set forth in (S) 4B(d) below.

     "Buyer Indemnified Parties" has the meaning set forth in (S) 8(b) below.

     "Buyer Note" has the meaning set forth in (S) 2(b) below.

     "Buyer Shares" has the meaning set forth in (S) 2(b) below.

     "Buyer Shares Value" shall mean $6.41 per Buyer Share; provided however, that if the Buyer has successfully consummated a public offering of its shares of common stock, then it shall mean the average public trading price of each Buyer Share over the five (5) most recent business days.

     "Cash Purchase Price" has the meaning set forth in (S) 2(b) below.

     "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) any of a corporation's employees, payroll, income or gross receipts, (ii) any of a corporation's ownership or use of any of its assets, or (iii) any other aspect of a corporation's business.

     "Closing" has the meaning set forth in (S) 2(c) below.

     "Closing Date" has the meaning set forth in (S) 2(c) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" shall mean Klein, Bury & Associates, Inc., a Florida corporation.

     "Company Distribution" shall mean the distribution of all amounts contained in the Company's City National Bank account to Seller as of the Closing Date.

     "Company's Accountants" shall mean the independent certified public accounting firm of Gelber/Appel & Company of Miami, Florida.

     "Company Share" means any share of the common stock of the Company as set forth in Section 4A(b) of the Seller's Disclosure Schedule.

     "Confidential Information" means any information concerning the businesses and affairs of the Company and its Subsidiaries that is not (a) generally known or available to the public; (b) after the date of this Agreement, generally known or readily available through no violation of this Agreement; or (c) in or does not hereafter become a part of the public domain through no violation of this Agreement.

     "Controlled Group" means the Company, its Subsidiaries, and any trade or business (whether or not incorporated) which together with the Company or any Subsidiary of the Company would be deemed to be a "single employer" within the meaning of ERISA Section 4001(b)(1) or subsections (b), (c), (m) or (o) of Code
Section 414.

     "Customarily Permitted Liens" shall mean:

     (a) Liens for ad valorem taxes, assessments or other governmental Charges or levies, not yet due and payable;

     (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens) ; and

     (c) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, variations and other restrictions, Charges or encumbrances customary to the type of real property affected and which do not impair the current use, occupancy, value or the marketability of title of the real property subject thereto.

     "Damages" has the meaning set forth in (S) 8(b) below.

     "Effective Date' shall mean 12:01 a.m. on the Closing Date.

     "Effective Date Accounts Payable Report" means the Accounts Payable Report as of the Effective Date.

     "Effective Date Accounts Receivable" shall mean the entire amount of Accounts Receivable as of the Effective Date.

     "Effective Date Accounts Receivable Report" means the Accounts Receivable Report as of the Effective Date.

     "Effective Date Balance Sheet Report" means the Balance Sheet Report as of the close of the Effective Date.

     "Employee Benefit Plan" means any (a) Employee Pension Benefit Plan, (b) Employee Welfare Benefit Plan, or (c) personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in clause (a) or (b) of this sentence.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2), including, but not limited to, employee pension benefit plans, such as foreign plans, which are not subject to the provisions of ERISA.

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1), including, but not limited to, employee welfare benefit plans, such as foreign plans, which are not subject to the provisions of ERISA.

     "Employment Agreement" means that certain Employment Agreement by and between the Company and Seller.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Final Net Worth" means the Net Worth as of the Effective Date as determined in accordance with (S) 2(e) below.

     "Financial Statements" has the meaning set forth in (S) 4A(e) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Guaranteed Net Worth" means $1,856,996.15 which is equal to (i) the Net Worth as of October 31, 1996 ($295,283.89), plus (ii) the accounts receivable of the Company as of October 14, 1996, ($2,298,381.74), plus (iii) all accumulated depreciation as of October 31, 1996 ($143,425.08), minus (iv) the accounts payable and other current liabilities of the Company as of October 31, 1996 ($661,661.28), minus (v) cash balances at City National Bank as of October 31, 1996 ($236,758.81), minus (vi) stockholder loans borrowed by the Seller from the Company as of October 31, 1996 (($18,325.53)), minus (vii) the gross book value of automobiles as of October 31, 1996 ($0.00).

     "Income Statement Reports" means a statement of revenues and expenses of the Company as of a given date prepared by the Company on a cash basis and on a consistent basis as with prior time periods.

     "IRS" means the United States Internal Revenue Service or such equivalent successor agency of the United States with the responsibility of assessing and/or collecting Taxes.

     "Investors" shall mean Pecks.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Liens" means any mortgages, deeds of trust, liens, security interests, pledges, claims, charges, liabilities, obligations, or other encumbrances.

     "Looney" shall mean Looney & Company, a Texas corporation.

     "Looney Acquisition" shall mean the acquisition by the Buyer of all of the issued and outstanding shares of common stock of Looney.

     "Net Worth" means the dollar amount of equity of the Company as of a given time period as determined by the Balance Sheet Report.

     "Notice of Action" has the meaning set forth in (S) 8(b) below.

     "Notice of Election" has the meaning set forth in (S) 8(b) below.

     "Offset" has the meaning set forth in (S) 9(c).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" shall mean, individually, the Buyer or the Seller.

     "Parties" shall mean, collectively, the Buyer and the Seller.

     "Past Due Accounts Receivable" means those accounts receivable of the Company whose age is more than 120 days from the date of invoice as of the Effective Date.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pecks" shall mean Pecks Management Partners Ltd., a New York limited partnership.

     "Permitted Encumbrances" with respect to property of a Party shall mean (i) Security Interests expressly permitted, or consented in writing to by the other Party; (ii) Purchase Money Liens; (iii) Customarily Permitted Liens; and (iv) Liens of judgment creditors provided such Liens do not exceed $5,000 individually or $25,000 in the aggregate (other than Liens bonded or insured to the reasonable satisfaction of the other Party).

     "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Pledge Agreement" has the meaning set forth in (S) 9(c) below.

     "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "Purchase Money Liens" shall mean Liens incurred in connection with the acquisition of any asset; provided that (i) each such Lien shall attach only to the asset to be acquired, (ii) a description of the asset so acquired is furnished to the other Party, and (iii) the indebtedness incurred in connection with such acquisitions shall not individually exceed $5,000 or in the aggregate exceed $25,000.

     "Purchase Price" has the meaning described in (S) 2(b) below.

     "Registration Rights Agreements" has the meaning set forth in (S) 7(a)(ix) below.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Securityholders Agreement" shall mean that certain Securityholders Agreement by and between the Buyer, Pecks and the other shareholders of the Buyer other than the Seller.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) Purchase Money Liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" shall mean Michael Klein.

     "Seller's Disclosure Schedule" has the meaning set forth in (S) 4A below.

     "Senior Lender" shall mean Texas Commerce Bank, N.A.

     "Shareholders' Agreement" shall mean that certain Shareholders' Agreement by and between the Buyer and all of the shareholders of the Buyer other than Pecks.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors thereof.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium windfall profits, environmental (including taxes under Code Section 5(A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      2.  PURCHASE AND SALE OF COMPANY SHARES.

      (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of his Company Shares for the consideration specified below in this (S) 2.

      (b) PURCHASE PRICE. The purchase price is up to $6,660,396 to be paid and delivered by the Buyer to the Seller on the Closing Date, subject to adjustments thereto under this Agreement, as follows (collectively, the "Purchase Price"):

      (i) Delivery to the Seller of 170,600.00 shares of common stock of the Buyer, $.01 par value per share (the "Buyer Shares") as will constitute an agreed upon value of $1,093,546 and at a per share value of $6.41;

      (ii)  Delivery to the Seller of the Buyer's 10% Subordinated Promissory
Note in the principal amount of $1,486,846 in the form attached hereto as Exhibit A (the "Buyer Note"), which Buyer Note shall provide that it is immediately accelerated should the Buyer consummate a public offering of shares of its common stock;

      (iii) Delivery of cash in the amount of $3,580,004 payable by wire transfer or delivery of other immediately available funds to the Seller on the Closing Date in accordance with wiring instructions delivered by the Seller to the Buyer at least three business days prior to Closing (the "Cash Purchase Price"); and

      (iv) In addition, the Buyer shall deliver to the Seller, as collected in the Ordinary Course of Business, 50% of Past Due Accounts Receivable up to a maximum of $500,000 in payments by the Buyer to the Seller hereunder.

      (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Boyer, Ewing & Harris in Houston, Texas, unless otherwise mutually agreed, commencing on January 17, 1997 at 9:00 a.m. local time, or at such other time or place as the Parties mutually agree (the "Closing Date").

      (d) DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in (S) 7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in (S) 7(b) below,
(iii) the Seller will deliver to the Buyer stock certificates representing all of the Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the Buyer Shares, the Buyer Note and the Cash Purchase Price.

      (e) DETERMINATION OF FINAL NET WORTH. The Effective Date Balance Sheet Report of the Company, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report shall be prepared by the Company, as promptly as possible after the Closing. Company's Accountants shall then compile the Effective Date Balance Sheet Report, and the Seller shall prepare the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report, and deliver the Effective Date Balance Sheet Report, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report to the Buyer and the Buyer's Accountants within 30 days after the Closing Date. The Buyer's Accountants shall review the Effective Date Balance Sheet Report, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report (including any corresponding work papers of Company's Accountants) and report to the Seller's Accountants in writing within 15 days of receipt thereof of any discrepancy. If Company's Accountants and the Buyer's Accountants cannot resolve such discrepancy within 15 days after Company's Accountants receipt of such report, then they shall so notify the Seller and the Buyer, and the Seller and the Buyer shall attempt to resolve the discrepancy within 15 days of such notice. If the Seller and the Buyer cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to the Seller and the Buyer shall be retained to review the Effective Date Balance Sheet Report, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report. Such firm's conclusions as to the carrying values to appear on the Effective Date Balance Sheet Report, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report for purposes of determining the Final Net Worth of the Company shall be conclusive. The Seller and the Buyer shall share equally in the expenses of retaining such accounting firm. The Buyer shall pay the expenses of the Buyer's Accountants for their review of the Effective Date Balance Sheet Report, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report, and the Seller shall pay the expenses of Company's Accountants for their review of the Effective Date Balance Sheet Report, the Effective Date Accounts Receivable Report and the Effective Date Accounts Payable Report. The Parties acknowledge and agree that any obligations paid or payable to Richard Applebaum, Richard Bury, Nancy Hirsch or Gary Reif under their respective Bonus Agreements shall not be deducted from the determination of the Final Net Worth.

     (f) POST-CLOSING ADJUSTMENT OF PURCHASE PRICE. After the Closing Date, the Purchase Price set forth in Section 2(b), shall be adjusted as follows: (i) if the Final Net Worth of the Company as finally determined pursuant to Section 2(e) shall be more than the Guaranteed Net Worth, then the cash portion of the Purchase Price shall be increased by an amount equal to 71.6% of the amount of such excess, and the principal amount of the Buyer Note shall be increased by an amount equal to 28.4% of the amount of such excess, and (ii) if the Final Net Worth of the Company as finally determined pursuant to Section 2(e) shall be less than the Guaranteed Net Worth, then the cash portion of the Purchase Price shall be reduced by an amount equal to 71.6% of the amount of such shortfall, and the principal amount of the Buyer Note shall be reduced by an amount equal to 28.4% of the amount of such shortfall. In the event that any principal payments on the Buyer Note are made by the Buyer prior to the determination of the final principal balance as a result of the determination of the Final Net Worth, then the amount of any such principal payments shall reduce the amount of the principal balance of the revised Buyer Note. In addition, the Buyer Note executed and delivered by the Buyer to the Seller at the Closing shall be promptly returned to the Buyer marked "CANCELLED" upon the Buyer's delivery of the revised Buyer Note to the Seller upon determination of the Final Net Worth.

      3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

      (a) REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this (S) 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 3(a), except as set forth in the schedules of exceptions attached hereto as Schedule
                                                                      --------
3A.
--

           (i) AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity effecting the enforcement of creditors' rights. The Seller represents and warrants that he need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

           (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement by the Seller, nor the consummation of the transactions by the Seller as contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he is bound or to which any of his assets is subject.

           (iii) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

           (iv) INVESTMENT. The Seller (A) understands that neither the Buyer Note nor the Buyer Shares have been registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Note and the Buyer Shares solely for his own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information specified on Schedule 3A concerning the Buyer and has had the
                              -----------
     opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note and the Buyer Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note and the Buyer Shares, and (F) is an Accredited Investor.

           (v) COMPANY SHARES. The Seller holds of record and owns beneficially the number of Company Shares set forth next to his name in (S) 4A(b) of the Seller's Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws, Taxes, Security Interests, options, warrants, purchase rights, or other contracts or commitments that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the applicable Company(s) (other than this Agreement)). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

      (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this (S) 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 3(b)), except as set forth in the schedule of exceptions attached hereto as Schedule
                                                                     --------
3B.
--
           (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Texas. The Buyer is qualified to do business in each jurisdiction in which the nature of its business, the ownership of its assets or the lease of its properties require it to be so qualified.

           (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Employment Agreement, and to perform its obligations hereunder, including without limitation the issuance of the Buyer Shares and the Buyer Note. The Board of Directors of the Buyer has duly authorized the execution, delivery and performance of this Agreement, the Employment Agreement and the other agreements and transactions contemplated hereby, including, without limitation, the issuance of the Buyer Shares and the Buyer Note, and no other corporate proceedings on the Buyer's part are necessary to authorize this Agreement, the Employment Agreement or the transactions contemplated hereby, including, without limitation, the issuance of the Buyer Shares and the Buyer Note. Upon execution and delivery of this Agreement and the Employment Agreement by the Parties hereto, this Agreement and the Employment Agreement shall, and upon issuance of the Buyer Note in accordance with the provisions hereof the Buyer Note shall, constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity effecting the enforcement of creditors' rights. The Buyer represents and warrants that it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) ISSUANCE OF THE BUYER STOCK. The Buyer Shares shall, upon issuance and delivery, be duly authorized, validly issued, fully paid and non-assessable.

           (iv) NONCONTRAVENTION. The Board of Directors of the Buyer has duly authorized the execution, delivery and performance of this Agreement, the Employment Agreement and the other agreements and transactions contemplated hereby, including, without limitation, the issuance of the Buyer Shares and the Buyer Note, and no other corporate proceedings on the Buyer's part are necessary to authorize this Agreement or the transactions contemplated hereby, including, without limitation, the issuance of the Buyer Shares and the Buyer Note. Upon execution and delivery of this Agreement and the Employment Agreement by the Parties hereto this Agreement and the Employment Agreement shall, and upon issuance of the Buyer Note in accordance with the provisions hereof the Buyer Note shall, constitute legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other laws or principles of equity affecting the enforcement of creditor's rights. Neither the execution and the delivery of this Agreement or the Employment Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws.

            (v) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

     4. REPRESENTATIONS AND WARRANTIES CONCERNING THE PARTIES.

     A. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY.

     The Seller represents and warrants to the Buyer that the statements contained in this (S) 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 4), except as set forth in Seller's disclosure schedule attached hereto as Schedule 4A ("Seller's
                                                -----------
Disclosure Schedule"). Nothing in the Seller's Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Seller's Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

      (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Florida. The Company is not qualified to do business in any other jurisdiction, nor does the nature of its business require such qualification. The Company has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S) 4A(a) of the Seller's Disclosure Schedule lists the directors and officers of the Company. The Seller has delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of each of the Company and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete in all material respects. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

      (b) CAPITALIZATION. The entire authorized capital stock, the issued and outstanding shares and the treasury shares of the Company are accurately set forth in (S) 4A(b) of the Seller's Disclosure Schedule. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller as set forth in
(S) 4A(b) of the Seller's Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that would require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

      (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject, (ii) violate any provision of the articles of incorporation or bylaws of the Company, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (d) SUBSIDIARIES. The Company does not have any ownership interest in any Subsidiaries. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

      (e) FINANCIAL STATEMENTS. The Seller has previously furnished the Buyer with the following financial statements (collectively the "Financial Statements"): (i) a Balance Sheet Report and an Income Statement Report for the fiscal years ended September 30, 1995 and September 30, 1996 compiled by Company's Accountants; and (ii) Balance Sheet Reports and Income Statement Reports for the three month periods ended December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996 compiled by Company's Accountants and a Balance Sheet dated October 31, 1996 prepared by the Company's Accountants,
(iii) an Accounts Receivable Report dated as of February 1, 1996 and as of October 14, 1996, and (iv) an Accounts Payable Report dated October 31, 1996. The Financial Statements (including the notes thereto) have been prepared on a cash basis and are consistently reported throughout the periods covered thereby, present fairly the financial condition of Company as of such dates and the results of operations of Company for such periods, are correct and complete in all material respects, and are consistent in all material respects with the books and records of Company (which books and records are correct and complete in all material respects).

      (f) EVENTS SUBSEQUENT TO DECEMBER 31, 1995. Except as disclosed on (S) 4A(f) of the Seller's Disclosure Schedule, since December 31, 1995, there has not been any material change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

           (i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

           (ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, lease, and licenses) either involving more than $5,000 singly or $25,000 in the aggregate or outside the Ordinary Course of Business;

           (iii) the Company has not accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 singly or $25,000 in the aggregate to which any the Company is a party or by which it is bound;

           (iv) the Company has not imposed any Security Interest upon any of its assets, tangible or intangible, except for Permitted Liens;

           (v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 singly or $25,000 in the aggregate or outside the Ordinary Course of Business;

           (vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series or related capital investments, loans, and acquisitions) either involving more than $5,000 singly or $25,000 in the aggregate;

           (vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $25,000 in the aggregate;

           (viii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities for a period of more than sixty (60) days after the date of invoice;

           (ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 singly or $25,000 in the aggregate or outside the Ordinary Course of Business;

           (x) there has been no change made or authorized in the articles of incorporation or bylaws of the Company;

           (xi) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

           (xii) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

           (xiii) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property valued, individually or in the aggregate, in excess of (i) $10,000 for all property which, at the time of such damage or destruction, was subject to or covered by property, casualty or any other form of insurance, and (ii) $5,000 for all property which, at the time of such damage or destruction, was not subject to or covered by property, casualty or any other form of insurance;

          (xiv) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

          (xv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

          (xvi) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xviii) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xix) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xx) there has not been any other adverse occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company of any of its Subsidiaries which exceeds $5,000 individually $25,000 in the aggregate; and

          (xxi)   the Company has not committed to any of the foregoing.

     (g) UNDISCLOSED LIABILITIES. Except as disclosed on (S) 4A(g) of the Seller's Disclosure Schedule, the Company does not have any Liability (and, to the best of the Seller's Actual Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for
(i) Liabilities reflected in the then most current Financial Statements (including any notes thereto) and (ii) Liabilities which have arisen after the December 31, 1995 in the Ordinary Course of Business (none of which results from, arises, out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (h) LEGAL COMPLIANCE. To the Actual Knowledge of Seller, the Company, and its predecessors and Affiliates, have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and, to the Seller's Actual Knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (i) TAX MATTERS. Except as disclosed on (S) 4A(i) of the Seller's Disclosure Schedule:

          (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes shown to be due on the Tax Returns have been paid.
     The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Tax authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, or other third party, except for the unlikely event that Taxes may be incurred in connection with an independent contractor of the Company being characterized as an employee (which matters are addressed solely in Section 9(d) hereof).

          (iii) There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any Tax authority in writing or
     (B) as to which the Seller and the directors and officers (and employees responsible for Tax matters) of the Company has Actual Knowledge based upon personal contact with any agent of such authority. (S) 4A(i) of the Seller's Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

          (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (v) The Company has not made an election under section 341(f) of the Code.

     (j) TITLE TO ASSETS. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, or shown in the Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since December 31, 1995, and except for Permitted Encumbrances.

     (k) REAL PROPERTY. The Company does not own any real property. (S) 4A(k) of the Seller's Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in (S) 4A(k) of the Seller's Disclosure Schedule (as amended to date). Except as disclosed on (S) 4A(k) of the Seller's Disclosure Schedule, with respect to each lease and sublease listed in (S) 4A(k) of the Seller's Disclosure Schedule:

               (A) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (B) The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby except for the leased premises covered by the New Lease;

               (C) The Company is not in material breach or default of any lease or sublease, and to the Seller's Actual Knowledge, no third party to any such lease or sublease is in material breach or material default, and to the Seller's Actual Knowledge, no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

               (D) with respect to each sublease, to the Sellers' Actual Knowledge, the representations and warranties set forth in subsections
          (A) through (C) above are true and correct with respect to the underlying lease; and

               (E) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold, except Customarily Permitted Liens.

     (l) TANGIBLE ASSETS. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is suitable for the purpose for which it is presently used.

     (m)  INVENTORY.  The Company does not carry or maintain any inventory.

     (n) CONTRACTS. (S) 4A(n) of the Seller's Disclosure Schedule lists the following contracts and other agreements currently in effect to which the Company is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

          (ii) any agreement (or group of related agreements) for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $25,000;

          (iii)  any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)    any agreement concerning confidentiality or noncompetition;

          (vi) any agreement among the Seller and his Affiliates (other than the Company);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any written agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

          (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (x) any agreement under which the consequences of a default or termination would reasonably be expected to have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

          (xi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in (S) 4A(n) of the Seller's Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S) 4A(n) of the Seller's Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the Company is not a party nor to the Seller's Actual Knowledge is any other party in breach or default, and to the Seller's Actual Knowledge, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement, and (C) the Company has not repudiated any provision of any such agreement nor to the Seller's Actual Knowledge has any other party repudiated any provision of any such agreement.

     (o)  NOTES AND ACCOUNTS RECEIVABLE.   To the Seller's Actual Knowledge, all
notes and accounts receivable of the Company are properly recorded on each Accounts Receivable Report delivered to the Buyer, reflected properly on the Company's books and records and are valid receivables.

     (p) POWERS OF ATTORNEY. Except as disclosed on (S) 4A(p) of the Seller's Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

     (q) INSURANCE. (S) 4A(q) of the Seller's Disclosure Schedule lists each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company is currently a party, copies of which have been furnished to the Buyer.

     (r) LITIGATION. (S) 4A(r) of the Seller's Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Actual Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court of quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     (s) CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY. Except as disclosed on (S) 4A(s) of the Seller's Disclosure Schedule, neither the Seller nor his Affiliates have been involved in any business arrangement or relationship with the Company within the past 12 months, and neither the Seller nor any of his Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Company.

     (t) GUARANTIES. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (u) EMPLOYEES. To the Seller's Actual Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with the Company. To the Seller's Actual Knowledge, the Company has not committed any unfair labor practice. The Seller does not have any Actual Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. (S) 4A(u) of the Seller's Disclosure Schedule sets forth by number and employment classification the approximate numbers of employees employed by Company as of the date of this Agreement, and none of said employees are subject to union or collective bargaining agreements with the Company.

     (v) EMPLOYEE BENEFITS.

         (i) (S) 4A(v) of the Seller's Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which it contributes.

             (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

             (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

             (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan.

             (D) The Company has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with such Employee Benefit Plans, and to Seller's Actual

         Knowledge, there has been no default or violation by any other party to such Employee Benefit Plans.

             (E) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which relate to each such Employee Benefit Plan.

         (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require the Company to make a larger contribution to, or pay greater benefits under, any Employee Benefit Plan than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Employee Benefit Plan.

         (iii) Each such Employee Benefit Plan has been terminated by the Company in compliance with all applicable laws on or before the Closing Date.

     (w) BROKERS' FEES. The Company does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (x) OPERATION OF BUSINESS. To the Seller's Actual Knowledge (i) all court reporters that are or have been hired (including independent contractors) by the Company are qualified to perform the jobs that they are hired to perform and they are not required by law to obtain any certification to perform their jobs,
(ii) all documents that the Company is or has been required to maintain, store or handle in connection with conducting its business are or have been maintained, stored or handled in the manner agreed to between the Company and its respective clients or in material conformity with prevailing standards regarding such matters in the Company's industry, and (iii) the Company performs all aspects and operations of its business at or above the prevailing standards for the Company's industry.

     (y) DISCLOSURE. The representations and warranties contained in this (S) 4A do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S) 4A not misleading.

      B. REPRESENTATIONS AND WARRANTIES CONCERNING THE BUYER AND LOONEY.

     The Buyer represents and warrants to the Seller that the statements contained in this (S) 4B are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S) 4B), except as set forth in the Buyer's Disclosure Schedule attached hereto as Schedule 4B (the "Buyer's Disclosure
                            -----------

Schedule"). Nothing in the Buyer's Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Buyer's Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail.

        (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of the Buyer and its Subsidiaries has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S) 4B(a) of the Buyer's Dis closure Schedule lists the directors and officers of the Buyer. The Buyer has delivered to the Seller correct and complete copies of the charter and bylaws of the Buyer (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Buyer are correct and complete in all material respects. The Buyer is not in default under or in violation of any provision of its charter or bylaws.

        (b) CAPITALIZATION. The entire authorized capital stock, the issued and outstanding shares and the treasury shares of the Buyer are accurately set forth in (S) 4B(b) of the Buyer's Disclosure Schedule together with the changes thereto contemplated by the acquisition of the Company and other acquisitions scheduled to be consummated by the Buyer contemporaneously herewith. All of the issued and outstanding shares of the Buyer have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective parties as set forth in (S) 4B(b) of the Buyer's Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock except those set forth in Schedule
(S) 4B(b) of the Buyer's Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer except as set forth in Schedule (S) 4B(b) of the Buyer's Disclosure Schedule. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Buyer. The Buyer does not own any Subsidiaries prior to the Closing.

        (c) NO OPERATIONS. The Buyer has not engaged and will not engage in any active business operations prior to the Closing.

        (d) SAME PRICE PAID BY INVESTORS FOR BUYER SHARES. The price of $6.41 per Buyer Share is the same price as that paid by the Investors.

        (e) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject, (ii) violate any provision of the charter or bylaws of the Buyer, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

        (f) CONTRACTS. Except as disclosed on Schedule (S) 4B(f), Buyer does not have any contracts.

        (g) OWNERSHIP AND CONTROL. Immediately after the consummation of the transactions contemplated by this Agreement (including, but not limited to the Closing, the closing of the Looney Acquisition and the closing of the Investor's acquisition of stock of the Buyer), the Seller, the Investor and the former owner of Looney, combined, shall own: (i) at least eighty percent (80%) of the total combined voting power of all outstanding classes of stock of the Buyer that are entitled to vote; and (ii) at least eighty percent (80%) of the total number of shares outstanding of all other classes of stock of the Buyer.

        (h) BROKERS' FEES. The Buyer does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement other than to The GulfStar Group, Inc.

        (i)   DISCLOSURE.  The representations and warranties contained in this
(S) 4B do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this (S) 4B not misleading.

        5. PRE-CLOSING. The Parties agree as follows with respect to the periods preceding the Closing.

        (a) CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing Date, the Seller will use reasonable efforts to cause the Company to:

              (i) conduct its business only in the Ordinary Course of Business and refrain from changing or introducing any new method of management or operations except in the Ordinary Course of Business and consistent with prior practices;

              (ii)  except as disclosed on Schedule 5(a), refrain from taking
                                           -------------
any action which is described in Section 4A(f) et seq., including without
                                               -- ---
limiting the generality of the foregoing: (A) making any purchase, sale or disposition of any asset or property other than in the Ordinary Course of Business, (B) purchasing any capital asset costing more than $5,000 singly or $25,000 in the aggregate; (C) mortgaging, pledging, subjecting to a lien or otherwise encumbering any of such assets other than in the Ordinary Course of Business and other than Permitted Encumbrances; (D) incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are in the Ordinary Course of Business; (E) making any change or incurring any obligation to make a change in its charter, bylaws or authorized or issued capital stock; and (F) declaring, setting aside or paying any dividend, making any other distribution in respect to its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

              (iii) prevent any change with respect to its management and supervisory personnel and banking arrangements;

              (iv) keep intact its business organization, to keep available its present officers and employees employed and to preserve the goodwill of all suppliers, customers, distributors, independent contractors and others having business relations with it;

              (v) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers presently in force or equivalent insurance with any substitute insurers or insurance policies approved by the Buyer in writing prior to such change of insurer or issuance of new insurance policy;

              (vi) permit the Buyer and its authorized representatives to have full access during normal business hours upon reasonable prior notice to all of its properties, assets, records, Tax Returns, contracts and documents and furnish to the Buyer or its authorized representatives such financial and other information with respect to its business or properties as the Buyer may reasonably request:

              (b) NO SOLICITATION OF OTHER OFFERS BY THE SELLER. Neither the Seller nor any of his agents or representatives will, directly or indirectly,
(i) solicit, initiate discussions or engage in negotiations or any transaction with any Person other than the Buyer relating to the possible acquisition of the Company; or (ii) provide, or cause any other Person to provide, any information to any Person, other than the Buyer and Looney (and their officers, directors, employees, other agents and representatives and advisors), relating to the possible acquisition of the Company. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

        (c) AUTHORIZATION FROM OTHERS. Prior to the Closing Date, each of the Parties will use reasonable best efforts to obtain all authorizations, consents, and permits of others required to permit the consummation of the transactions contemplated hereby.

        (d) BREACH OF REPRESENTATION AND WARRANTIES. Neither of the Parties shall take any action that would result in (i) a failure to comply in any material respect with such Party's agreements hereunder or (ii) any of the representations and warranties of such Party being inaccurate in any material respect; and in the event of any such breach or default by a Party, such Party shall give detailed written notice thereof to other Party and shall use his or its reasonable best efforts to promptly cure the same.

        (e) CONSUMMATION OF AGREEMENT. Each of the Parties shall use his or its reasonable best efforts to perform and fulfill all conditions and obligations on his or its parts to be performed and fulfilled under this Agreement.

        (f) COOPERATION. Each Party shall cooperate with all reasonable requests of the other Party and his or its counsel in connection with the consummation of the transactions contemplated hereby.

        (g) CONFIDENTIALITY. Each of the Parties agrees that (i) he or it, and his or its officers, directors, agents and representatives, will treat and hold in strict confidence, and will not use, any data and information obtained in connection with this transaction or Agreement with respect to the business of the other Party, except for the purpose of the internal evaluation of the transactions contemplated by this Agreement; (ii) if the transactions contemplated by this Agreement are not consummated, he or it will return to the other Party all copies of such data and information, including but not limited to worksheets, test reports, manuals, lists memoranda, and other documents prepared by or made available to him or it in connection with this transaction; and (iii) he or it will treat the existence of this Agreement and the transactions contemplated hereby as strictly confidential and will not disclose them to any Person without the prior written consent of the other Party, which consent may be withheld for any or no reason.

        (h) NO SOLICITATION OF OTHER OFFERS BY BUYER. Neither the Buyer nor any of its officers, directors, clients, agents or representatives will, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations or any transaction with any Person other than the Seller relating to the possible acquisition of a company or other entity in any location within the State of Florida that engages in the same type of business as that of the Company except as disclosed on Schedule 5(h) or (ii) provide, or cause any other Person to provide, any information relating to the planned acquisition of the Company to any Person, other than the Seller, the Company (or its officers, directors, employees, other agents and representatives) and their respective advisors). The Buyer will notify the Seller immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

        6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

        (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under (S) 8 below).

        (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand to which the other Party is not subject (either by virtue of the indemnification provisions contained in (S) 8 below or otherwise) in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnifi cation therefor under (S) 8 below). The Buyer acknowledges and agrees that if the Seller is individually brought into any litigation in connection with the Company, he shall be indemnified to the maximum extent that directors and officers of corporations are permitted to be indemnified under Florida law both for all costs of litigation as well as any judgments or settlement amounts paid. Notwithstanding the foregoing, the Seller shall not be entitled to indemnification to the extent of any of the following:

        (i) suit against the Seller with respect to a matter for which the Seller is required to indemnify the Buyer pursuant to this Agreement; or

        (ii) to the extent that the Seller is found to have engaged in gross negligence or willful misconduct.

        (c) CONFIDENTIALITY. The Seller will treat and hold as such all of the Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement and all of the other agreements executed in connection herewith and except in connection with handling all of the litigation described on (S) 4A(r) of the Seller's Disclosure Schedule. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this (S) 6(c). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Seller shall use his reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate; provided, however that all of the Seller's costs including but not limited to legal fees shall be paid by the Buyer. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

        (d) ACCOUNTS RECEIVABLE. Seller shall, during the term of his employment by the Company use reasonable efforts to collect the Accounts Receivable in the Ordinary Course of Business. Seller represents and warrants that all Effective Date Accounts Receivable less an allowance for doubtful accounts not to exceed ten percent (10%) of the total balance of the Effective Date Accounts Receivable shall be collectible in their full amounts within thirty (30) months of the Effective Date. Buyer shall make a good faith effort to cause the Company to collect the Effective Date Accounts Receivable. Any payments not accompanied by a specific reference to an invoice or other payment application received by Buyer or the Company from customers with respect to the Business shall be first applied to the Effective Date Accounts Receivable, otherwise such payment shall be applied as specified. If any Effective Date Accounts Receivable, or part thereof, shall be uncollected even after thirty
(30) months after the Effective Date, and the total of such uncollected Effective Date Accounts Receivable exceeds ten percent (10%) of the aggregate amount of Effective Date Accounts Receivable, then Buyer's sole remedy shall be to offset all amounts by which such uncollected Effective Date Accounts Receivable exceed ten percent (10%) of the aggregate amount of Effective Date Accounts Receivable equally against the Buyer Shares and the Buyer Note until both are exhausted; provided, however, that Buyer shall have no remedy for recovery from excess uncollected Effective Date Accounts Receivable other than offset against the Buyer Shares and the Buyer Note as stated in this (S) 6(d). In the event of such offset, Seller shall have the option of purchasing such portion of the uncollected Effective Date Accounts Receivable equal to the amount of its payment to Buyer. For purposes of offset described in this
(S)6(d), the Buyer Shares shall be valued in an amount equal to the Buyer Shares Value.

        (e) LITIGATION. The Seller shall be solely responsible for handling, and for liability resulting from, the Vining Litigation (as identified and defined in (S)4A(r) of the Seller's Disclosure Schedule) and shall indemnify the Buyer from any Damages the Buyer or the Company may incur therefrom. The foregoing indemnification obligation shall be outside of the indemnification provisions in Section 8 of this Agreement. Buyer shall assume all liability for all other litigation involving the Company which is disclosed in the Seller's Disclosure Schedule. Buyer's liability for any and all litigation involving the Company remains subject to the terms and provisions of Section 8 of this Agreement.

        (f) THE SELLER AS DIRECTOR. Upon the Seller's written request to the Buyer, the Seller shall be appointed to the Board of Directors of the Buyer for a term or terms not to extend beyond the date on which the Buyer Note has been repaid in full. Prior thereto, Seller shall, upon his written request, serve as an advisory member of the board of directors of the Buyer until such time as the Buyer Note has been repaid in full.

        7.    CONDITIONS TO OBLIGATION TO CLOSE.

        (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to proceed with the Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions (any or all which may be waived in writing, by the Buyer):

              (i) the representations and warranties set forth in (S) 3(a) and (S) 4A above shall be true and correct in all material respects at and as of the Closing Date;

              (ii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects at and as of the Closing Date;

              (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Company Shares and to control the Company, or (D) materially and adversely affect in any material respect the right of the Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (iv) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in
        (S) 7(a)(i)-(iii) is satisfied in all respects;

              (v) the Buyer shall have received from counsel to the Seller an opinion in form and substance reasonably acceptable to both the Buyer and the Seller, addressed to the Buyer, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to the Buyer's legal counsel;

              (vi) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than the Seller and those whom the Buyer shall have specified in writing prior to the Closing;

              (vii) the Buyer shall have obtained on terms and conditions reasonably satisfactory to it and Seller all of the financing it needs in order to consummate the transactions contemplated hereby;

              (viii) The Seller shall have entered into an Employment Agreement with the Company and the Buyer in the form of EXHIBIT B attached hereto (the "Employment Agreement");

              (ix) The Seller shall have entered into a certain Shareholders' Agreement ("the Shareholders' Agreement") on terms and conditions reasonably satisfactory to it, and a Registration Rights Agreement which shall grant to the Seller certain piggyback rights with respect to the Buyer Shares and shall provide that, to the extent any greater registration rights are ever granted to any seller of a company acquired by the Buyer, the Seller shall be granted the same or equivalent registration rights (the "Registration Rights Agreement");

              (x) all Employee Benefit Plans shall have been terminated by the Seller to the extent Buyer has implemented substitute Employee Benefit Plans, and neither the Buyer nor Company shall have any further liability with respect thereto other than completion of the routine winding up thereof;

              (xi) Richard Bury shall have entered into a Services Agreement, a Bonus Agreement, an Assumption Agreement, and a Stock Option Agreement on terms and conditions reasonably acceptable to the Buyer;

              (xii) Gary Reif shall have entered into a Services Agreement, a Bonus Agreement, an Assumption Agreement, and a Stock Option Agreement on terms and conditions reasonably acceptable to the Buyer;

              (xiii) Richard Applebaum shall have entered into a Services Agreement a, Bonus Agreement, an Assumption Agreement, and a Stock Option Agreement on terms and conditions reasonably acceptable to the Buyer;

              (xiv) Nancy Hirsch shall have entered into an Employment Agreement, a Bonus Agreement, an Assumption Agreement and a Stock Option Agreement on terms and conditions reasonably acceptable to the Buyer;

              (xv) the Company Distribution to Klein shall have occurred and all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

              (xvi) the Seller shall have entered into the Pledge Agreement and the Residual Stock Option Agreement with the Buyer;

              (xvii) the Buyer, the Company, the Seller and the Senior Lender shall have entered into a Subordination Agreement;

              (xviii) the Buyer, the Company, the Seller and Pecks shall have entered into a Subordination Agreement; and

              (xix) the Buyer shall have simultaneously consummated the Looney Acquisition.

        (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to proceed with Closing and consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions (any or all of which may be waived in writing by Seller):

              (i) the representations and warranties set forth in (S) 3(b) and (S) 4B above shall be true and correct in all material respects at and as of the Closing Date;

              (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Seller to own the Buyer Shares, or (D) affect adversely in any material respect the right of the Buyer and Looney to own their respective assets and to operate their respective businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

              (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in
        (S) 7(b)(i)-(iii) is satisfied in all respects;

              (v)     the Seller shall have obtained the full and final releases
        (a) of any guaranty of the Seller of the debt of the Company or any of its Subsidiaries and (b) of any collateral pledged by the Seller securing such debt or guarantees; provided, however, that the foregoing releases will not require the payment of any additional consideration in excess of the Purchase Price by the Buyer;

              (vi) the Buyer shall have obtained on terms and conditions reasonably satisfactory to it and Seller all of the financing it needs in order to consummate the transactions contemplated hereby;

              (vii) the Company and the Buyer shall have entered into the Employment Agreement with the Seller;

              (ix) the Seller shall have received from counsel to the Buyer an opinion in form and substance acceptable to the Seller, addressed to the Seller, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to the Seller's legal counsel;

              (x) the designation of the Seller as an advisory member of the Board of Directors of the Buyer which shall permit Seller to attend all meetings of the Board of Directors of the Buyer and to receive copies of all written documents with respect thereto, but shall not permit him to vote at such meetings except that if the Buyer obtains directors' and officers' (errors and omissions) insurance, or upon the Seller's written request to the Buyer, the Seller shall be appointed to the Board of Directors of the Buyer for a term or terms not to extend beyond the date on which the Buyer Note has been repaid in full;

              (xi) Richard Bury shall have entered into a Services Agreement, a Bonus Agreement, an Assumption Agreement and a Stock Option Agreement on terms and conditions reasonably acceptable to the Seller;

              (xii) Gary Reif shall have entered into a Services Agreement, a Bonus Agreement, an Assumption Agreement and a Stock Option Agreement on terms and conditions reasonably acceptable to the Seller;

              (xiii) Richard Abblebaum shall have entered into a Services Agreement, a Bonus Agreement, an Assumption Agreement, and a Stock Option Agreement on terms and conditions reasonably acceptable to the Seller;

              (xiv) Nancy Hirsch shall have entered into an Employment Agreement, a Bonus Agreement, an Assumption Agreement and a Stock Option Agreement on terms and conditions reasonably acceptable to the Seller;

              (xv) the Company Distribution to Klein shall have occurred and all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer;

          (xvi) the Buyer shall have entered into the Securityholders' Agreement, the Shareholders' Agreement, the Registration Rights Agreement and a separate Registration Rights Agreement with Pecks on terms and conditions reasonably satisfactory to Seller;

          (xvii) the Looney Acquisition shall have been simultaneously consummated;

          (xviii) the Buyer shall have entered into the Pledge Agreement and the Residual Stock Option Agreement with the Seller;

          (xix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller;

          (xx) the Buyer, the Company, the Seller and the Senior Lender shall have entered into a Subordination Agreement; and

          (xxi) the Buyer, the Company, the Seller and Pecks shall have entered into a Subordination Agreement.

     8.   INDEMNIFICATION.

     (a)  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for two years thereafter except that the representations and warranties contained in (S) 4 A(i), and (S) 4 A(j) which shall survive for three years after the Closing.

     (b)  INDEMNIFICATION PROVISIONS.

          (i) BY THE SELLER. The Seller shall indemnify, save, defend and hold harmless the Buyer and the Buyer's shareholders, directors, officers, partners, agents and employees (and in the event the Buyer assigns its right, title and interest hereunder to a corporation, which shall be permitted hereunder, such assignee) (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, Liabilities, deficiencies, claims and expenses, including interest, penalties, reasonable attorneys' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), incurred in connection with or arising out of or resulting from or incident to any breach (or in the event any third party alleges facts that, if true, would mean the Seller has breached), of any covenant, warranty or representation made by the Seller in or pursuant to this Agreement or any other agreement delivered pursuant to this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller or his Affiliates pursuant to the terms of this Agreement; provided, however, that the Seller shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties. Notwithstanding anything to the contrary contained herein, Seller shall not have any liability or indemnification obligation arising out of any Damages that might arise out of the failure to obtain consents from the landlords of the various real property leases set forth in (S)4A(c) of the Seller's Disclosure Schedule.

          (ii) BY THE BUYER. The Buyer shall indemnify, save, defend and hold harmless the Seller from and against any and all Damages incurred in connection with or arising out of or resulting from or incident to any breach (or in the event any third party alleges facts that, if true, would mean the Buyer has breached), of any covenant, warranty or representation made by the Buyer in or pursuant to this Agreement or any other agreement delivered pursuant to this Agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Buyer under this Agreement; provided, however, that the Buyer shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by the Seller.

          (iii) DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten (10) days; provided further that a Notice of Action must be sent to the indemnifying Party within the applicable survival period as provided in Section 8(a) of this Agreement. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this (S) 8(b) to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to defend, or the indemnified Party may compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying Party.

          (iv) THIRD PARTY CLAIMS. The provisions of this (S) 8 are not limited to matters asserted by the Parties, but cover costs, losses, liabilities, damages, lawsuits, claims and expenses incurred in connection with third party claims.

          (v) LIMITATION ON INDEMNIFICATION. Notwithstanding any provision of this Agreement except for claims by the Buyer against the Seller under (S) 6(d) of this Agreement , neither the Buyer nor the Seller or any Affiliate of either shall be required to pay an indemnified Party or any Affiliate thereof any amount with respect to any claim for Damages under this (S) 8(b) until the Damages which the indemnified Party and its Affiliates suffered under this Agreement aggregate at least $50,000 (the "Threshold"), at which time and in such event the indemnified Party or Affiliate shall be entitled to receive payment for the entire amount of aggregate Damages to the extent they exceed $50,000. Neither Party shall be liable to indemnify the other Party in an amount in excess of one-half ( 1/2) of the Purchase Price including any and all amounts due and owing under (S) 6(d) and (S) 9(d) of this Agreement.

          9.      TERMINATION AND REMEDIES.

          (a)     TERMINATION.

          (i)     This Agreement may be terminated at any time prior to the
Closing: (A) by the mutual consent of the Seller and the Buyer; or (B) by the Seller or the Buyer, at any time prior to Closing, if any of the conditions precedent to its obligations hereunder have not been fulfilled, in any material respect, as of the Closing Date, other than as a result of such terminating party's breach or negligence; or (C) if any bona fide action or proceeding shall be pending against either Party as of the Closing Date that might reasonably be expected to result in an unfavorable judgment, decree or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the Closing to this acquisition or to any other action required by or in connection with this Agreement and such objection shall not have been removed by the Closing Date.

          (ii) This Agreement may be terminated by the Buyer at any time prior to the Closing if the representations or warranties of the Seller herein shall prove to have been inaccurate in any material respect when made, provided that, the Buyer shall give the Seller a reasonable period of time, but only if there is any such time prior to the scheduled Closing Date, to cure any default hereunder, by the payment of compensation (if the matter is reasonably capable of rectification by that means) or by the rectification of the matter before the Closing.

          (iii) This Agreement may be terminated by the Seller at any time prior to the Closing if representations or warranties of the Buyer herein shall prove to have been inaccurate in any material respect when made, provided that, the Seller shall give the Buyer a reasonable period of time, but only if there is any such time prior to the scheduled Closing Date, to cure any default hereunder, by the payment of compensation (if the matter is reasonably capable of rectification by that means) or by the rectification of the matter before the Closing.

          (iv) Nothing in this (S) 9(a) shall be deemed to release either Party from any liability for any breach by such Party of the terms and provisions of this Agreement; provided, however that such Party shall not be liable in the event the Agreement is terminated pursuant to (S) 9(a)(i), or pursuant to (S) 9(a)(ii) or (S) 9(a)(iii) if the default is not intentional, and reasonable and good faith efforts are made to rectify the matter but it is not resolved.

          (v) For purposes only of determining whether termination of this Agreement is permissible pursuant to (S) 9(a)(ii) or (S) 9(a)(iii), the representations or warranties herein shall not be deemed to be inaccurate in any material respect, unless such failure to comply or inaccuracy might reasonably be expected to result in Damages to the other Party of in excess of $150,000.

     (b) SPECIFIC PERFORMANCE. Each of the Parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

     (c) OFFSET. Any and all Damages incurred by the Buyer which permit the Buyer to make an indemnification claim against the Seller and to the extent not otherwise prohibited by applicable law, shall be subject to mandatory offset by the Buyer against all amounts due and owing by the Buyer to the Seller under this Agreement, the Buyer Note, or any document, instrument, or agreement executed in connection herewith. The foregoing shall constitute the sole remedy of Buyer against Seller in connection with breaches of the representations, warranties, covenants and obligations of the Seller contained in this Agreement except to the extent of any remaining unpaid claims to the extent permitted under (S) 8 of this Agreement if there is not a Buyer Note or any Buyer Shares remaining pledged to offset against in which event Buyer may proceed against the Seller but only for any amounts not offset and not exceeding one-half ( 1/2) of the Purchase Price. In the event of an offset of any Damages incurred as a result of any such breach, the Buyer shall furnish the Seller notice containing detailed information about the breach, the magnitude of the Damages that the Buyer has or reasonably expects to incur (the act of offsetting by the Buyer shall be referred to as an "Offset"). All Offsets shall be one-half ( 1/2) against the Buyer Note, and one-half ( 1/2) against the Buyer Shares. In the event there is not any principal balance remaining due and owing on the Buyer Note, then, any additional Damages shall be Offset against the Buyer Shares. In the event the Buyer Shares are no longer pledged to Buyer, in order to permit Buyer to offset any of its Damages, than the entire amount of the Offset shall be against the principal balance of the Buyer Note. For purposes hereof, the Buyer Shares shall be deemed to have a value equivalent to the Buyer Shares Value. In order to secure the Buyer's Offset rights against the Buyer Shares, the Buyer and the Seller shall execute a certain Stock Pledge Agreement in the form attached hereto as EXHIBIT C (the "Pledge Agreement"). The Buyer Shares shall have a restrictive legend typed on the back thereof specifying that the Buyer Shares are subject to a right of Offset as specified in this Agreement. The Seller acknowledges and agrees that but for the right of Offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions contemplated herein. If any legal action or other proceeding is brought for the enforcement of this Agreement, or any document, instrument, or agreement executed in connection herewith, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or any document, instrument, or agreement executed in connection herewith, the successful or prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding.

     (d) INDEPENDENT CONTRACTORS. The Parties acknowledge that the Company has engaged numerous independent contractors to perform court reporting services, and that there is some possibility that the IRS may attempt to assess taxes against the Company in connection with such independent contractors being reclassified by the IRS as employees of the Company. In the event that the IRS assesses any such tax deficiencies against the Company covering any time period prior to the Effective Date, Buyer and Seller shall initially cooperate on selecting legal counsel and/or a certified public accounting firm to defend such claim. Buyer and Seller shall each be liable for fifty percent (50%) of the cost incurred in defending such claim. Any final, non-appealable assessments of liability by the IRS shall be paid one hundred percent (100%) by the Seller to the extent allocable to any time period prior to the Effective Date, and one hundred percent (100%) by the Company to the extent it is applicable to any time period on or after the Effective Date. All such amounts due pursuant to this
(S)9(d) are subject to (S)8 of this Agreement.

Neither Buyer nor Seller may settle any such claims by the IRS without the written consent of the other Party, such consent not be unreasonably withheld.

     10.  MISCELLANEOUS.

     (a) THE SELLER AS DIRECTOR. If the Buyer obtains directors' and officers' (errors and omissions) insurance, or upon the Seller's written request to the Buyer, the Seller shall be appointed to the Board of Directors of the Buyer for a term or terms not to extend beyond the date on which the Buyer Note has been repaid in full.

     (b) PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement (including the documents referred to herein) without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith upon the advise of legal counsel it is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

     (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder (x) to one or more of its Affiliates, and (y) to one or more financial institutions lending funds to the Buyer for the purpose of financing the purchase of the Company Shares hereunder and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:
                         Michael Klein
                         c/o Klein, Bury & Associates, Inc.
                         44 W. Flagler St., Suite 675
                         Miami, Florida 33130
                         Telefax: (305) 358-1427

     Copy to:            Daniel H. Aronson
                         Greenberg Traurig
                         515 E. Las Olas Blvd., Suite 1500
                         Fort Lauderdale, FL, 33301
                         Phone: (954) 765-0500
                         Telefax: (954) 765-1477

     If to the Buyer:
                         Litigation Resources of America, Inc.
                         3850 Nationsbank Center
                         Houston, Texas 77002-2731
                         Telefax (713) 238-4999
                         Attn: Mr. G. Kent Kahle
                               President

     Copy to:            Boyer Ewing & Harris Incorporated
                         Nine Greenway Plaza, Suite 3100
                         Houston, Texas  77046
                         Telefax (713) 871-2024
                         Attn:  J. Randolph Ewing

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

     (j) AMENDMENTS AND WAIVERS. No amendments of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) EXPENSES. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) ARBITRATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this (S) 10(o). Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this (S) 10(o), the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Dade County, Florida. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees and other costs in connection with the arbitration from the non-prevailing Party.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


                              BUYER:

                              LITIGATION RESOURCES OF AMERICA, INC.,
                              a Texas corporation


                              By:/s/ G. Kent Kahle
                                 ---------------------
                                 G. Kent Kahle
                                 President

                              SELLER:

                              /s/ Michael Klein
                              ------------------------
                              Michael Klein

                            SCHEDULES AND EXHIBITS

Schedule 3A   -     Exceptions to the Seller's Representations and Warranties
Schedule 3B   -     Exceptions to the Buyer's Representations and Warranties
Schedule 4A   -     Seller's Disclosure Schedule
Schedule 4B   -     Buyer's Disclosure Schedule
Schedule 5(a) -     Conduct of Business
Schedule 5(h) -     No Solicitation of Other Offers by the Buyer

Exhibit A     -     Form of Buyer Note
Exhibit B     -     Employment Agreement
Exhibit C     -     Pledge Agreement

                        KLEIN, BURY AND ASSOCIATES, INC.
                          Subordinated Promissory Note


$1,486,846.00                    Houston, Texas                January 17, 1997


     Klein, Bury and Associates, Inc., a Florida corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), for value received, hereby promises to pay to Michael Klein, an individual residing in the State of Florida (hereinafter called the "Holder"), or its registered assigns, at 44 W. Flagler Street, Suite 675, Miami, Florida 33130, the principal sum of One Million Four Hundred Eighty Six Thousand Eight Hundred Forty Six and No/100 Dollars ($1,486,846.00) together with accrued interest at the rate of ten percent (10%) on the amount of such principal sum, payable in accordance with the terms set forth below.

     THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS, AS HEREINAFTER DEFINED, NOW OWING OR HEREAFTER EXISTING OR ARISING, AND SHALL BE ON AN EQUIVALENT BASIS WITH OTHER SUBORDINATED INDEBTEDNESS, AS HEREINAFTER DEFINED.

                                   ARTICLE I
                                  Definitions

     For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated from time to time by the Association of Independent Certified Public Accountants; and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

     1.1 "Board of Directors" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

     1.2 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

     1.3 "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (W) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Parent or the Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities, or (X) during any period of two consecutive years during the term of this Note, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period is as a result of the stockholder permitted to designate such director to fill a position making a change in such designee or if additional directors are added to the board as a result of an expansion of the board of directors for purposes of the Company conducting a Public Offering, or (Y)the Parent consummates a Public Offering, or (Z) all or substantially all of the assets of the Company are sold.

     1.4 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     1.5  "Event of Default" has the meaning specified in Section 3.1.

     1.6 "Funded Debt" shall mean any and all Indebtedness incurred by Company or its affiliates in the ordinary course of business or in financing the purchase by the Company or its affiliates of a court reporting and/or litigation service business.

     1.7 "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     1.8 "Indebtedness" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable; (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds; (iii) for all trade debt of the Person; and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

     1.9 "Lien" means any mortgage, deed of trust, lien, security interest, pledge, claim, charge, liability, obligation or other encumbrance.

     1.10 "Maturity Date", when used with respect to this Note means February 1, 2002 (or such earlier date upon which this Note becomes due and payable).

     1.11 "Maximum Nonusurious Rate" means the indicated rate ceiling from time to time in effect as defined by Article 5069-1.04, Vernon's Annotated Civil Statutes, as amended, which is 18% as of the date of this Note.

     1.12  "Note" means this Subordinated Promissory Note.

     1.13 "Other Subordinated Indebtedness" means any Indebtedness other than this Note now or hereinafter due and owing by the Company or an affiliate or to any Person who is the seller of a court reporting and/or litigation service business and such seller finances all or part of the purchase price thereof.

     1.14 "Parent"means Litigation Resources of America, Inc., a Texas corporation and the parent corporation of the Company.

     1.15 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.16 "Public Offering" means the sale by the Parent of securities for cash in an underwritten public offering registered on the appropriate form with the SEC.

     1.17 "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended, or any successor act thereto.

     1.18 "Senior Indebtedness" means Funded Debt of the Company or its affiliates to any Person other than Other Subordinated Indebtedness, whether direct or indirect, absolute or contingent, now owing or hereafter existing or arising, or due or to become due, including without limitation, future indebtedness (principal, interest, fees and expenses, collection costs or otherwise) and future advances of funds, and all modifications, renewals, extensions or rearrangements of any of the foregoing.

     1.19 "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of January __, 1997 executed by and between the Parent and the Holder.

     1.20 "Subordination Agreements" means those certain Subordination Agreements executed as of even date herewith by and among the Company, the Parent, the Holder, and the holders of the Senior Indebtedness.

     1.21 "Subsidiary" means a corporation or other entity in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other interests which ordinarily has voting power for the election of directors, and "equity interests" means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

                                   ARTICLE II
                                    Payments

     2.1 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate of ten percent (10%) per annum, calculated on the basis of a 365-day year or 366-day year as the case may be. All past due payments of principal, and if permitted by applicable law of interest, shall bear interest from day to day at a rate of fourteen percent (14%) per annum, all to be computed from maturity (whether stated or by acceleration) until paid.

     2.2 Payment of Principal and Interest. Beginning May 1, 1997, Borrower shall make twenty (20) equal payments of principal, and accrued interest commencing on or before the first (1st) day (or if such day is not a Business Day, the first Business Day thereafter) of each August, November, February and May, with the last payment being due and payable on February 1, 2002. Prepayments will be credited first to the accrued but unpaid interest, and then to installments of unpaid principal in the inverse order of maturity.

                                  ARTICLE III
                                    Remedies

     3.1  Events of Default.  An "Event of Default" occurs if:

          3.1.1 the Company defaults in the performance of any covenant made by the Company in this Note, and such default remains uncured for a period of 180 days after notice from the Holder; or

          3.1.2 the Company defaults in the performance of or breaches any of the terms, covenants, or conditions contained in any of the documents evidencing, securing or guaranteeing any Senior Indebtedness, including, but not limited to, any loan agreements, promissory notes or security agreements and the applicable grace periods expire unless such default is waived or the holders of the Senior Indebtedness elect not to declare a default thereunder or the Company is permitted to make payments under this Note; or

          3.1.3 (i) a receiver, liquidator, custodian, or trustee of the Company, or of any material property thereof is appointed by court order of a court of competent jurisdiction and such order remains in effect on the 90th day after its entry; or (ii) a petition is filed, a case is commenced, or relief is ordered against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed with 90 days of such filing, commencement, or order; or

          3.1.4 the Company: (i) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding and is adjudicated a bankrupt or insolvent; (ii) files a petition, answer or consent seeking reorganization or similar relief under any applicable federal or state law; (iii) makes an assignment for the benefit of creditors; or (iv) admits in writing its inability to pay its debts generally as they become due.

     3.2  Acceleration of Maturity.  Notwithstanding the provisions of Section
3.1 herein, this Note and all accrued interest shall become immediately due and payable at the option of the Holder at any time after notice by Holder to Maker of the occurrence of an Event of Default which is not cured within fifteen (15) days thereafter. In addition, notwithstanding the provisions of Section 3.1 herein, this Note and all accrued interest shall become immediately due and payable at the option of the Holder at any time after a Change in Control occurs. The provisions of this Section 3.2 shall govern notwithstanding any other agreement or document of the Company or the Parent (with the exception of the Subordination Agreements).

                                   ARTICLE IV
                                   Covenants

     The Company covenants and agrees that, so long as this Note is outstanding:

     4.1 Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof, except to the extent of any limitations contained in the Stock Purchase Agreement or the Subordination Agreement.

     4.2 Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue for a period of more than 60 days beyond the Company's customary payment terms or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business not to exceed $1,000,000 in the aggregate at any given time;

          (e) encumbrances and restrictions on the use of real property which do not materially impair the use thereof;

          (f) any interest or title of (i) a lessor in assets being leased to the Company or (ii) a seller in assets being purchased by the Company;

          (g) Liens granted in connection with Senior Indebtedness; and

          (h) Liens granted in connection with Other Subordinated Indebtedness.

                                   ARTICLE V
                                 Miscellaneous

     5.1 Collection Fees. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

     5.2 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the written consent to such amendment, action or omission to act from the holder of this Note.

     5.3 Benefits of Note; No Impairment of Rights of Holder of Senior Indebtedness. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

     5.4 Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

     5.5 Restrictions on Transfer. This Note shall not be transferable or assignable in any manner whatsoever except for transfers occurring as a result of the death of the Holder pursuant to applicable probate laws.

     5.6 Waiver. No failure to exercise and no delay on the part of Holder in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and Holder shall operate as a waiver of any right of Holder under this Note. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the

Parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     5.7 Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid also by federal express or another reputable overnight courier service, to the following addresses: if to the Company:

     If to the Company:       650 First City Tower
                              1001 Fannin
                              Houston, Texas 77002
                              Attn: Richard O. Looney

     With a Copy to:          J. Randolph Ewing
                              Boyer, Ewing & Harris Incorporated
                              9 Greenway Plaza, Suite 3100
                              Houston, Texas 77046

     If to Holder             Michael Klein
                              44 W. Flagler Street, Suite 675
                              Miami, Florida 33130

     With a copy to:          Daniel H. Aronson
                              Greenberg, Traurig, Hoffman, Lipoff,
                               Rosen & Quentel, P.A.
                              515 East Las Olas Boulevard, Suite 1500
                              Fort Lauderdale, Florida 33301

Any party at any time by furnishing notice to the other Party in the manner described above may designate additional or different addresses for subsequent notices or communications.

     5.8 Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

     5.9 Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas (without regard to principles of choice of law).

     5.10 Usury. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (referred to as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (referred to in this Section as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the Maximum Nonusurious Rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

     5.11 Arbitration. The arbitration provisions contained in Section 10(o) of the Stock Purchase Agreement shall govern this Note.

     THIS NOTE AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH, REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY AND HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCING OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE COMPANY AND HOLDER. PAYMENT OF THIS NOTE IS SUBJECT TO THE STOCK PURCHASE AGREEMENT AND THE SUBORDINATION AGREEMENTS.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.


                         KLEIN, BURY AND ASSOCIATES, INC.,
                         a Florida corporation

                            By:  _______________________________________
                                 Richard O. Looney
                                 Chief Executive Officer

STATE OF TEXAS           (S)
                         (S)
COUNTY OF HARRIS         (S)

          BEFORE ME, the undersigned authority, on this day personally appeared RICHARD O. LOONEY, Chief Executive Officer of Klein, Bury & Associates, Inc., a Florida corporation, known to me to be the person whose name is subscribed in the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

          Given under my hand and seal of office on this the ___ day of January, 1997.

          My commission expires: _______________



                                 ______________________________
                                 Notary Public for the
                                 State of Texas

                                 Printed Name:______________________

                                 Exhibit "A"

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated effective the ___ day of January, 1997, is entered into by and among KLEIN, BURY AND ASSOCIATES, INC., a Florida corporation (the "Company"), MICHAEL KLEIN (the "Employee") and LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation (the "Buyer"). The Company, Employee and the Buyer may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Employee has been the President and Chief Executive Officer and sole shareholder of the Company and his knowledge of the affairs of the Company, particularly the court reporting business in Florida and nationwide, are of great value to the Company and the Buyer;

     WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement executed and effective of even date herewith by and between Litigation Resources of America, Inc., a Texas corporation (the "Buyer"), and Employee (the "Purchase Agreement"), the Buyer has purchased from the Employee, and the Employee has sold to the Buyer all of the shares of issued and outstanding capital stock of the Company;

     WHEREAS, part of the consideration given to the Employee under the Purchase Agreement included an agreement by the Company and the Buyer to enter into this Agreement, as well as the execution of that certain Subordinated Promissory Note in the principal amount of $1,350,000 executed by the Buyer as of even date herewith (the "Note"); and

     WHEREAS, the Employee would not have entered into the Purchase Agreement without the Company's execution of this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings hereinafter contained, the Parties hereby undertake and agree as follows:

     1. Employment Term. The Company hereby employs the Employee commencing on the date hereof (the "Effective Date") for a term of three (3) years, unless sooner terminated as hereinafter provided. The term of this Agreement may be renewed or extended for one or more successive additional one (1) year terms upon mutual agreement of the Parties prior to the expiration of the initial term or any such renewal term. Sections 12 - 26 of this Agreement shall survive the expiration or termination of this Agreement, except as otherwise provided herein. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

     2. Duties. The Employee shall serve as the President of the Company and shall report to, and be subject to the general direction and control of, the Chief Executive Officer ("CEO") and the Board of Directors of the Company (the "Board"). The Employee shall perform such management and administrative duties, consistent with the Employee's position, as are from time to time assigned to the Employee by the CEO and the Board including developing national, regional and local customers for the Company and its affiliates. The Employee also agrees to perform, without additional compensation, such other services for the Company, and for any parent, subsidiary or affiliate corporations of the Company and any partnerships in which the Company may from time to time have an interest (herein collectively called "Affiliates"), as the CEO or Board shall from time to time specify, if such services are of the nature commonly associated with the position of a President of a company engaged in activities similar to the activities engaged in by the Company; provided, however, that Employee shall under no circumstances be required by the Company to relocate his primary residence, and further provided, that Employee shall not be required to engage in any business that is not reasonably related to the Business of the Company, as hereinafter defined. Notwithstanding the foregoing, the duties of Employee shall not include the duty to act in the capacity of a court reporter. The Employee may, at any time during the term of this Agreement, provided he has performed the duties required of him hereunder, perform court reporting services for the Company, in which case Employee shall be paid an additional amount of compensation as provided in
Section 4(c) hereof.

     3. Extent of Service. The Employee shall devote his full business time, attention and energy to the business of the Company, and shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, if (i) such investments will not require services on the part of the Employee which would in any material way impair the performance of his duties under this Agreement, (ii) such other businesses or enterprises are not engaged in any business competitive with the business of the Company, and (iii) the Employee has complied with Sections 12 and 13 of this Agreement with respect to such passive investment.

     4. Compensation. As payment for the services to be rendered by the Employee hereunder during the initial term, the Employee shall be entitled to receive:

               (a) a salary in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) per year effective as of the date hereof which shall be payable during the term of this Agreement in accordance with the payroll policies of the Company in effect from time to time (but in no event less frequently than monthly); and

               (b) a bonus to be calculated in accordance with Schedule A attached hereto, payable within ninety (90) days after the end of each fiscal year of the Company (the "Annual Bonus"); provided, however, that any Annual Bonus calculated with respect to a fiscal year during which the Employee was employed for only a part of such year shall be prorated to account for the number of days during such year in which Employee was employed by the Company.

               (c) Eighty-five percent (85%) of the amount billed by the Employee in his capacity as a court reporter for the Company, up to a maximum of eight (8) depositions of his choice per month; provided, however that in the event the Company has need of his services as a court reporter due to a shortage of personnel, the Employee will be entitled to receive compensation for said deposition assignment(s) that exceed eight (8) per month at the Company's then standard rate. The Company shall pay Employee for all court reporting services performed by Employee for the eight (8) weeks prior to the execution date hereof at an amount equal to 85% of the invoiced amount.

               (d) Employee shall also be entitled to three percent (3%) of any non-Florida based revenue earned by the Company or its Affiliates from a specified client that is primarily attributable to Employee's promotional efforts (such clients being herein referred to as "Referred Clients") in the first year that revenues are received by the Company, measured from the initial date of invoice, and two percent (2%) of any revenues received by the Company from that specified Referred Client for all additional years so long as this Agreement is in effect. In order to facilitate the determination of those clients that constitute Referred Clients, the Employee shall submit a list of such clients that he believes constitute Referred Clients from time to time to the Buyer documenting the efforts of the Employee in connection therewith. In the event the Company does not object to any clients on such list within ten (10) business days after receipt thereof, then such clients shall be deemed to constitute Referred Clients. In the event Buyer disagrees within such ten (10) day period, then Buyer and the Employee shall attempt to resolve such disagreement. If the Buyer and the Employee are not able to resolve any disagreement concerning Referred Clients, then either Buyer or the Employee may seek binding arbitration in accordance with Section 24 of this Agreement. Notwithstanding anything to the contrary, the obligation of the Company to make such payments shall continue through August 31, 1999 even in the event of the earlier termination of the Employee's employment, unless such termination of employment is as a result of a termination for Cause (as hereinafter defined) or a voluntary termination of employment by Employee that does not constitute a Termination with Good Reason (as hereinafter defined).

          5. Expenses. During the term of this Agreement, the Company shall pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company (as hereinafter defined), and approved by the Chief Executive Officer or incurred in accordance with the travel and reimbursement policies of the Company as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses. Notwithstanding the preceding sentence, Employee shall be entitled to an allowance of $40,000.00 per year to expend in any way that he, in his sole discretion, deems necessary or desirable to promote the Business so long as such expenditures are fully or partially deductible by the Company in accordance with federal tax laws. In addition, throughout the term of this Agreement, the Employee shall be entitled to receive an automobile allowance of $600.00 per month.

          6. Employee Benefits. During the term of this Agreement, the Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Buyer, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Board of Directors of the Buyer from time to time. Until the Buyer is able to procure its own insurance coverage, the Company agrees to continue the prior insurance previously provided to the Employee by the Company. The Buyer and

Company will use commercially reasonable efforts to assist Employee in procuring insurance coverage for any preexisting conditions.

          7. Vacation. During the term of this Agreement, the Employee shall be entitled to annual vacation time determined in accordance with the vacation policies of the Company in effect from time to time but not less than six (6) weeks per year, during which time his compensation shall be paid in full. Unused vacation time shall not accrue from year to year.

          8. Covenants of Employee. For and in consideration of the employment herein contemplated and the consideration paid or promised to be paid by the Company, the Employee does hereby covenant, agree and promise that during the term hereof:

          (a) Except as otherwise specifically permitted by this Agreement, during the term of this Agreement, Employee will not actively engage, directly or indirectly, in any other business except at the direction or approval of Company.

          (b) The Employee will truthfully and accurately make, maintain and preserve all records and reports that the Company may from time to time request or require.

          (c) The Employee will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which the Employee has custody, and will pay over and deliver same promptly whenever and however he may be reasonably directed to do so by the Company.

          (d) The Employee will obey all rules, regulations and special instructions of the Company applicable to him, and will be loyal and faithful to the Company at all times.

          (e) The Employee will make available to the Company any and all of the information of which he has knowledge relating to the business of the Company, and will make all suggestions and recommendations which he feels will be of mutual benefit to the Parties.

          (f) The Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the business of the Company and all other property belonging to the Company, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

          (g) The Employee agrees that all ideas, concepts, processes, discoveries, devices, machines, tools, materials, designs, improvements, inventions and other things of value relating to the Business of the Company (hereinafter collectively referred to as "Intangible Rights"), whether patentable or not, which are conceived, made, invented or suggested by him alone or in collaboration with others during the term of his employment, and whether or not during regular working hours, shall be promptly disclosed in writing to the Company and shall be the sole and exclusive property of the Company. The Employee hereby assigns all of his right, title and interest in and to all such Intangible Rights to the Company, and its successors or assigns. In the event that any of said Intangible Rights shall be deemed by the Company to be patentable or otherwise registerable under any federal, state or foreign law, the Employee further agrees that, at the expense of the Company, he will execute all documents and do all things necessary, advisable or proper to obtain patents therefor or registration thereof, and to vest in the Company full title thereto.

          9. Mutual Covenants of the Company and the Employee. For and in consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and the Employee do hereby mutually agree that during the term hereof:

          (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any land, buildings, equipment, machinery, processes, systems, products, contracts, goods, wares, merchandise, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

          (b) Complete control of the Company, including, but not limited to, its plans, properties, contracts, methods, and policies, shall be established by the Board of Directors and the Employee shall not, by reason of anything contained in this Agreement, either express or implied, have any control over such matters, and the Company may, in its sole and absolute discretion, give, sell, assign, transfer or otherwise dispose of any or all of its assets or business in whole or in part, to any person, firm or corporation, whether or not such person, firm or corporation is in any manner owned by or associated with or affiliated with the Company.

          (c) The Employee acknowledges that because of the nature of the position for which he has been employed, the Employee may be called upon to perform such duties and render such services as are required of him hereunder, irregularly, and agrees to work as many hours in any week as the necessities of the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary. Notwithstanding the foregoing, the Employee shall work in a manner that is consistent with his prior customary practice on behalf of the Company.

          10. Termination of Employment for Cause. The Company may terminate the employment of the Employee if the Company suffers or may reasonably be expected to suffer any material adverse affect as a result of the Employee (any such termination being a termination for "Cause"):

          (a) Breaching any material provision of this Agreement and failing to cure such breach within fifteen (15) days after written notice thereof;

          (b)  Misappropriating funds or property of the Company;

          (c) Securing any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company other than as provided in or contemplated by this Agreement or the Purchase Agreement;

          (d) Engaging in conduct, even if not in connection with the performance of his duties hereunder, which results in a material adverse effect upon the interests of the Company, such as his conviction of a felony or a crime of moral turpitude;

          (e) Becoming and remaining "Disabled", as hereinafter defined (either physically, mentally or otherwise) for a period of one hundred thirty-five (135) consecutive days;

          (f) Willfully and materially failing to carry out and perform duties assigned to the Employee in accordance with the terms hereof and failing to cure such breach within fifteen (15) days after written notice thereof; or

          (g) Willfully and materially failing to comply with written corporate policies of the Company that are promulgated from time to time by the Company's Board of Directors, and failing to cure such breach within fifteen (15) days after written notice thereof.

          In addition, in the event of the death of the Employee, such occurrence shall immediately constitute a termination for "Cause".

          In the event of termination of his employment for Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination less the amount of actual damages, if any, caused to the Company by such breach.

          Notwithstanding the cure provisions provided in Sections 10(a), 10 (f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Company shall be required to furnish the Employee notice of the violation, but the Employee shall not be furnished an opportunity to cure.

          "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform his normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or his designee shall be entitled to appoint one physician, the Company shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or his designee, and the Company may mutually agree that he is "Disabled" within the meaning of this Agreement.

          11. Termination By the Company Without Cause or By the Employee With Good Reason. The Company may terminate the employment of Employee for any reason other than those for Cause, in which event such termination shall be deemed a "Termination Without Cause." In addition, the Employee shall have the right to terminate this Agreement for any breach of this Agreement by the Company which shall include but not be limited to materially changing the duties assigned to Employees beyond those contemplated in paragraph 2 of this Agreement or causing Employee to relocate his primary residence in violation of paragraph 2 of this Agreement; provided that the Company shall be furnished ten (10) days notice of such breach and an opportunity to cure, any such termination constituting a "Termination with Good Reason". Notwithstanding the cure provisions provided in the preceding sentence, the Company shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured. In such event, the Employee shall be required to furnish the Company notice of the violation, but the Company shall not be furnished an opportunity to cure. In the event of a Termination Without Cause or a Termination with Good Reason, the Company shall continue making payments to Employee in an amount equal to the compensation of the Employee, as determined in Section 4 of this Agreement, as if he was still employed for a period of the lesser of: (i) one (1) year from the date of such termination, or (ii) the remaining term of this Agreement which shall constitute the full and total amount of liquidated damages that the Employee shall be entitled to receive from the Company and its Affiliates for any contractual or tort claims arising out of his employment relationship with the Company.

          12. Covenant Not to Compete. The Employee recognizes that the Company has business good will and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to employ the Employee on the terms and conditions set forth herein, the Company's agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Employee's skill, ability and value in the Company's business, the Employee agrees that in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Company other than a Termination With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then during Employee's employment under this Agreement, and for a period of three (3) years after any termination of employment:

          (a) Employee will not in any capacity or relationship enter into, engage in, or be connected with any business or business operation or activity within a fifty (50) mile radius of any office location then operated by the Company at the time of such termination, which consists in whole or in part of the Business of the Company (as defined hereinafter). For purposes of this Agreement, the "Business of the Company" shall be defined as the current business of the Company and its Affiliates, including, but not limited to, the providing of court reporting and litigation support services; and

          (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Company or its Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Company or its Affiliates; and

          (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Company or its Affiliates, or the patronage of any customer or supplier of the Company or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Company or its Affiliates and any of its respective customers, suppliers or employees, or court reporters performing services for the company, directly or indirectly.

          In addition, the foregoing restrictive covenants shall also apply to the Employee in the event of his Termination Without Cause or in the event of Termination with Good Reason by the Employee, but only for so long as the Company is making payments to the Employee as required by Section 11 herein.

          Notwithstanding anything to the contrary contained herein, the Employee shall be permitted to own up to five percent (5%) of the issued and outstanding shares of stock of any publicly traded company on a passive basis without violating the provisions contained in this Section 12.

          Notwithstanding anything to the contrary contained herein, the provisions of this Section 12 shall be null and void if the Company fails to timely pay the Employee any amounts due and owing to the Employee under this Agreement; provided, however, that the Employee shall furnish the Company prior written notice of such breach by the Company and permit the Company fifteen (15) days to cure such violation and further provide that such breach by the Company is not as a result of the Employee's breach of this Agreement. Any past due payments due and owing by the Company to the Employee shall bear interest at the rate of twelve percent (12%) per annum.

          In the event Company ceases operation of the Business of the Company other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against Company, or upon the appointment of a liquidator for Company, the provisions of this Section 12 shall not be applicable to the conduct of Employee subsequent thereto.

          It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

          The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach as provided in Section 16 of this Agreement), and to specific performance of said covenants in addition to any other remedies at law or equity that may be available to the Company.

          Notwithstanding any provision in this Agreement, the obligations of the Employee pursuant to this Section 12 shall terminate immediately upon the occurrence of: (i) an Event of Default (as that term is defined in the Buyer
Note) under the Buyer Note which is not as a result of exercising its offset rights as granted by the Purchase Agreement and which is not cured within the time periods provided pursuant to the terms of the Buyer Note; or (ii) a default of any of the obligations of the Company under this Agreement, but only fifteen (15) days after the delivery by the Employee to the Company of a notice detailing such default, during which the Company shall have an opportunity to cure. Notwithstanding the preceding sentence, in the event that an Event of Default occurs under the Buyer Note as a result of the Company's non-payment under the Buyer Note, which remains uncured for one hundred eighty (180) days, and such payment, if made, would cause the Company to violate the terms of either of the Subordination Agreements (as such term is defined in the Buyer Note), then only Section 12(a) of this Section 12 shall terminate immediately, and the remainder of this Section 12 shall remain in full force and effect.

          13. Business Opportunities. Except for investments by the Employee in publicly traded entities, or investments in private ventures which do not compete with the Company and which come to the attention of the Employee outside of the scope of his employment, for as long as the Employee shall be employed by the Company and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Company, the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is in any way related to, or connected with, the Business of the Company, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board of Directors in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Company does not elect to exercise its right to take advantage of such opportunity.

          14. Confidential Information. The Employee acknowledges that in the course of his employment with the Company, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Company except for (i) Information already known to the public, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

          15. Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or telefaxed, or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed:

          If to Company:         Klein, Bury & Associates, Inc.,
                                 Richard O. Looney
                                 Chief Executive Officer
                                 44 W. Flagler St., Suite 675
                                 Miami, Florida 33130
                                 Fax: (713) 653-7171

          If to Buyer:           Litigation Resources of America, Inc.
                                 650 First City Tower
                                 1001 Fannin
                                 Houston, Texas 77002
                                 Attn: Richard O. Looney, Chief Executive
                                  Officer
                                 Fax:   (713) 653-7171

          If to Employee:        Michael Klein
                                 12350 Vista Lane
                                 Miami, Florida 33156
                                 Fax: (305) 358-1427

Any Party may change its address for notice hereunder by providing written notice of such change to the other Parties hereto. Any notices to the Company shall require a copy thereof to be sent to the Buyer, and any notices to the Buyer shall require a copy to be sent to the Company.

          16. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in excess of $50,000 in connection with the obtaining of any such injunctive or any other equitable relief.

          17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remainder of such provision or the remaining provisions of this Agreement.

          18. Assignment. This Agreement may not be assigned by the Employee. Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

          19. Binding Effect. Subject to the provisions of Section 18 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

          20. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida.

          21. Prior Employment Agreements. Employee represents and warrants to the Company that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other employment agreement.

          22. Parole Evidence. This Agreement constitutes the sole and complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of his employment with the Company.

          23. Waiver. Any waiver to be enforceable must be in writing and executed by the Party against whom the waiver is sought to be enforced.

          24. Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 24. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 24, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Dade County, Florida. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 25 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees, the arbitrators' fees and expenses related to the arbitration, including counsel fees, except to the extent otherwise provided in Section 25 herein, and other costs in connection with the arbitration from the non-prevailing Party.

          25. Attorney's Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

          26. Drafting. Both Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either Party hereto because one is deemed to be the author thereof.

          27. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.


          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:
                              KLEIN, BURY & ASSOCIATES, INC.,
                              a Florida corporation

                                 By:     _________________________________
                                         Richard O. Looney
                                         Chief Executive Officer

                              THE BUYER:
                              LITIGATION RESOURCES OF AMERICA, INC.,
                              a Texas corporation

                                 By:     _________________________________
                                         G. Kent Kahle
                                         Chief Executive Officer

                              THE EMPLOYEE:

                                 _______________________________________
                                 Michael Klein

                                   SCHEDULE A
                                   ----------

                          CALCULATION OF ANNUAL BONUS

          During each year the accountants regularly employed by the Company shall determine the amount of Net Profit, if any, of the Company during each consecutive twelve (12) month time period of January 1 through December 31 ("Annual Profits"), commencing with the calendar year 1996 and continuing each year during the term of this Agreement. Beginning at the end of 1997, to the extent that the Annual Profits of the current year exceed the Annual Profits of the prior year, the Employee shall be paid an annual bonus equal to ten percent (10%) of the amount of such excess, if any.

                                 Exhibit "C"

                             STOCK PLEDGE AGREEMENT


          THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made as of the ____ day of January, 1997, by MICHAEL KLEIN, an individual residing in the State of Florida ("Pledgor"), and LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation ("Secured Party").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Pledgor and Secured Party have entered into a Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which Pledgor has sold to Secured Party all of the outstanding capital stock of Klein, Bury & Associates, Inc., a Florida corporation;

     WHEREAS, Pledgor has certain obligations under the Purchase Agreement, including, but not limited to, the obligation of Pledgor to indemnify Secured Party for any breaches of representations and warranties of Pledgor contained in the Purchase Agreement; and

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Pledgor shall be issued 170,600 shares of the common stock, $.01 par value, of Secured Party (the "Stock") on the terms and conditions contained in the Purchase Agreement; and

     WHEREAS, the terms of the Purchase Agreement provide for the Pledgor to pledge the Stock to the Secured Party to partially secure the obligations of Pledgor under the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement):

     1. Pledge of Stock. Pledgor hereby pledges and grants to Secured Party a security interest in the Stock. Pledgor shall be required to deliver to Secured Party the certificate or certificates representing the Stock in order that Secured Party might perfect its security interest thereto. The Pledgor and the Secured Party hereby acknowledge and agree that the value of the Stock shall be deemed to be $6.41 per share of common stock of Secured Party for an aggregate value of $1,093,546, which is the same value as the price per share paid by the Investors at the Closing; provided, however, that if the Buyer has successfully consummated a public offering of its shares of common stock, then it shall mean the average public trading price of each share of common stock over the five (5) most recent business days (the "Agreed Value"). Pledgor shall possess all voting rights pertaining to the Stock, so long as an Event of Default, as hereinafter defined in this Agreement, has not occurred, or if an Event of Default has allegedly occurred but is being disputed by the parties hereto, and Secured Party shall have no voting rights that may be presently or hereafter attributable to the Stock. In addition, so long as an Event of Default has not occurred, or if an Event of Default has allegedly occurred but is being disputed by the parties hereto, then Pledgor shall have the right to receive all dividends, if any, on the Stock, and Pledgor shall be entitled to receive all proceeds upon liquidation of the Stock, if any, as well as all other rights with respect to the Stock except for the right to transfer title thereto. Notwithstanding the foregoing, if an Event of Default has occurred, then Secured Party shall have the right to designate a representative or trustee to vote the Stock, to receive all dividends and liquidation proceeds, and to receive all other rights with respect to the Stock.

     2. Representations and Warranties. Pledgor hereby represents, warrants and covenants to and with Secured Party that:

          (a) Pledgor will not, without the written consent of Secured Party, sell, contract to sell, encumber, or dispose of the Stock or any interest therein until this Pledge Agreement and all obligations under the Purchase Agreement have been fully satisfied.

          (b) No consent of any party is necessary for Pledgor to perform its obligations hereunder, or if any such consent is required, such consent has been received prior to the execution of this Pledge Agreement.

     3. Events of Default. Each material breach or violation by Seller under the Purchase Agreement that continues after the Secured Party has given thirty
(30) days written notice thereof to Pledgor, shall constitute an Event of Default ("Event of Default") under this Pledge Agreement.

     4.   Remedies.

          (a) If an Event of Default does occur and is continuing, Secured Party shall be entitled to designate a representative or trustee to exercise any voting rights that may be attributable to the Stock. In addition, upon the occurrence of an Event of Default, Secured Party may, at its option, exercise with reference to the Stock any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas and as otherwise granted therein or under any other applicable law or under any other agreement executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale(s), or otherwise dispose of or keep the Stock and any part or parts thereof, or interest or interests therein owned by Pledgor, in any manner authorized or permitted under this Pledge Agreement or under the Uniform Commercial Code, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the obligations under the Purchase Agreement in such order or manner as Secured Party may elect. Notwithstanding anything to the contrary contained herein, the Secured Party shall only foreclose on that portion of the Stock that is reasonably necessary in the reasonable good faith judgment of the Secured Party in order to satisfy the amount of the claim constituting the Event of Default. For purposes hereof, the Agreed Value of the Stock shall be deemed to be the value that the Secured Party is receiving on the foreclosure of the Stock and Secured Party shall not be entitled to foreclose on more Stock than is necessary to recover all of its damages resulting from the Event of Default. In the event Secured Party elects to sell the Stock at a foreclosure sale, if the amount received from such sale is less than the Agreed Value, Pledgor shall not have any liability with respect thereto, and if the amount received from the sale exceeds the Agreed Value, Secured Party shall be entitled to retain such excess. Notwithstanding anything to the contrary contained herein, Secured Party's rights to exercise the remedies provided herein shall be subject to the indemnification provisions contained in
     Section 8 of the Purchase Agreement.

          (b) Secured Party is hereby granted the right, at its option, after an Event of Default, to transfer at any time to itself or its nominee the securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such Stock so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the obligations hereby secured, or at Secured Party's election, to apply such amounts to the obligations, only if due, and in such order as Secured Party may elect, or, Secured Party may, at its option, without transferring such securities or property to its nominee, exercise all voting rights with respect to the securities pledged hereunder and to vote all or any part of such securities at any regular or special meeting of shareholders.

          (c) Pledgor hereby agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, Pledgor's interest in the Stock pledged hereunder as provided in this Pledge Agreement. Specifically, Pledgor agrees to deliver to Secured Party the certificate or certificates representing the Stock if Pledgor has possession at that time, to fully comply with the securities laws of the United States and of the State of Texas and to take such other action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws.

     5. Termination. This Pledge Agreement shall continue as security for the payment or satisfaction of the obligations under the Purchase Agreement until the earliest to occur of: (i) termination of such Purchase Agreement, (ii) termination of this Pledge Agreement by written notice of the Secured Party to the Pledgor, or (iii) three (3) years after the date of this Pledge Agreement, provided that if there does not exist an Event of Default by the Pledgor under the Purchase Agreement or if there is an Event of Default, the pledge shall continue only to the extent of the amount of Stock (based on the Agreed Value) equal to the amount of damages reasonably expected to be caused by the Event of Default. Notwithstanding anything to the contrary contained herein, 2/3 of the shares of Stock that are subject to this Pledge Agreement shall be released from this Pledge Agreement and returned to the Pledgor, so long as there is not an Event of Default by the Pledgor under the Purchase Agreement that has not been cured at the time of such release, on the earlier to occur of: (a) two (2) years after the date of this Pledge Agreement, or (b) six (6) months after consummation of a public offering of the Secured Party's common stock, and if such an Event of Default shall exist, 2/3 of the shares of Stock subject to this Pledge Agreement shall be released from this Pledge Agreement immediately upon the cure of such default.

     6. Release from Pledge. Upon the termination of this Pledge Agreement, Secured Party shall immediately release its security interest in the Stock. In addition, Secured Party shall deliver the certificate or certificates representing the Stock to Pledgor if Secured Party has possession of such certificates at that time. Upon such occurrence, the security interest of Secured Party shall automatically terminate and Secured Party shall thereafter have no interest whatsoever in the Stock.

     7. Notices. All notices, requests, demands , claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to Pledgor:      Michael Klein
                         c/o Klein, Bury & Associates, Inc.
                         44 W. Flagler St., Suite 675
                         Miami, Florida 33130
                         Telefax: (305) 358-1427

     Copy to:            Daniel H. Aronson
                         Greenberg Traurig
                         515 E. Las Olas Blvd., Suite 1500
                         Fort Lauderdale, FL, 33301
                         Phone: (954) 765-0500
                         Telefax: (954) 765-1477

     If to the Buyer:    Litigation Resources of America
                         3850 NationsBank Center
                         700 Louisiana Street
                         Houston, Texas 77002-2731
                         Telefax (713) 238-4999
                         Attn:  Mr. G. Kent Kahle
                              President

     Copy to:            Boyer Ewing & Harris Incorporated
                         Nine Greenway Plaza, Suite 3100
                         Houston, Texas  77046
                         Telefax (713) 871-2024
                         Attn:  J. Randolph Ewing

     9. Successors. This Pledge Agreement shall be binding upon, and inure to the benefit of the parties hereto and their successors and assigns. Any assignee whatsoever will be bound by the obligations of the assigning party under this Pledge Agreement, and any assignment shall not diminish the liability or obligation of the assignor under the terms of this Pledge Agreement unless otherwise agreed.

     10. Severability. In the event that any one or more of the provisions contained in this Pledge Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Pledge Agreement or any such other instrument.

     11. Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever.

     12. Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

     13. Survival of Warranties. All representations, warranties, and agreements made by the parties in this Pledge Agreement or in any certificates delivered pursuant hereto will survive the execution date hereof.

     14. Applicable Law. This Pledge Agreement shall be construed and interpreted in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.

     15. Definitions. All terms and definitions used herein shall have the same meaning as in the Purchase Agreement unless otherwise indicated.

     16. Drafting. Both parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

     17. Attorneys' Fees. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

     18. Arbitration. The arbitration provisions contained in Section 10(o) of the Purchase Agreement shall govern this Pledge Agreement.

     19. Multiple Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, this Pledge Agreement has been executed this the ___ day of January, 1997.

                         PLEDGOR:

                         ___________________________________________
                         Michael Klein

                         SECURED PARTY:

                         LITIGATION RESOURCES OF AMERICA,  INC.
                         a Texas corporation

                         By:________________________________________
                              G. Kent Kahle
                              President